Exhibit 99.1

Barnwell Industries, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2024

	Barnwell Industries, Inc. (Historical)	Pro Forma Adjustments	Barnwell Industries, Inc. Pro Forma as Adjusted
ASSETS
Current Assets:
Cash and cash equivalents	$4,505,000	30,000	$4,535,000
Accounts and other receivables	2,770,000	(580,000)	2,190,000
Assets held for sale	69,000	(69,000)
Note receivable		800,000	800,000
Other current assets	1,539,000	(667,000)	872,000
Total current assets	8,883,000	(486,000)	8,397,000
Assets for retirement benefits	4,889,000		4,899,000
Operating lease right-of-use assets	39,000		39,0000
Property and equipment:
Proved oil and natural gas properties, net	16,554,000		16,554,000
Drilling rigs and other property and equipment, net	294,000	(282,000)	12,000
Total property and equipment, net	16,848,000	(282,000)	16,566,000
Total assets	$30,669,000	(768,000)	$29,901,000

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,822,000	(37,000)	$1,785,000
Accrued capital expenditures	2,407,000		2,407.000
Accrued compensation	650,000	(124,000)	526,000
Accrued operating and other expenses	1,834,000	(369,000)	1,465,000
Current portion of asset retirement obligation	798,000		798,000
Other current liabilities	301,000		301,000
Total current liabilities	7,812,000	(530,000)	7,282,000
Operating lease liabilities	7,000		7,000
Liability for retirement benefits	1,898,000		1,898,000
Asset retirement obligation	7,790,000		7,790,000
Deferred income tax liabilities	100,000		100,000
Total liabilities	17,607,000	(530,000)	17,077,000
Commitments and contingencies
Equity:
Common stock, par value $0.50 per share; authorized, 40,000,000 shares: 10,195,990 issued at September 30, 2024	5,098,000		5,098,000
Additional paid-in capital	7,690,000		7,690,000
Retained earnings	595,000	(238,000)	357,000
Accumulated other comprehensive income, net	1,943,000		1,943,000
Treasury stock, at cost: 167,900 shares at September 30, 2024	(2,286,000)		(2,286,000)
Total stockholders’ equity	13,040,000	(238,000)	12,802,000
Non-controlling interests	22,000		22,000
Total equity	13,062,000		11,774,000
Total liabilities and equity	$30,669,000	(768,000)	$29,901,000
See accompanying notes to the unaudited pro forma condensed combined financial statements

Barnwell Industries, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For Year Ended September 30, 2024

	Barnwell Industries, Inc. (Historical)	Pro Forma Adjustments	Barnwell Industries, Inc. Pro Forma as Adjusted
Revenues:
Oil and natural gas	$17,396,000		$17,396,000
Contract drilling	3,612,000	(3,162,000)
Sale of interest in leasehold land	500,000		500,000
Gas processing and other	216,000	(38,000)	178,000
	21,724,000	(3,650,000)	18,074,000
Costs and expenses:
Oil and natural gas operating	9,849,000		9,849,000
Contract drilling operating	4,483,000	(4,483,000)
General and administrative	5,598,000	(468,000)	5,130,000
Depletion, depreciation, and amortization	5,106,000	(156,000)	4,950,000
Impairment of assets	2,885,000		2,885,000
Foreign currency gain	(10,000)		(10,000)
Interest expense	2,000	(2,000)
	27,913,000	(5,109,000)	22,804,000
Loss before equity in income of affiliates and income taxes	(6,189,000)	1,459,000	(4,730,000)
Equity in income of affiliates	1,071,000		1,071,000
Loss before income taxes	(5,118,000)	1,459,000	(3,659,000)
Income tax provision	213,000		213,000
Net loss	(5,331,000)	1,459,000	(3,872,000)
Less: Net earnings attributable to non-controlling interests	234,000		234,000
Net loss attributable to Barnwell Industries, Inc.	$(5,565,000)	1,459,000	$(4,106,000)
Basic and diluted net loss per common share attributable to Barnwell Industries, Inc. stockholders	$(0.56)		$(0.41)
Weighted-average number of common shares outstanding:
Basic and diluted	10,017,997		10,017,997
See accompanying notes to the unaudited pro forma condensed combined financial statement

Barnwell Industries, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
December 31, 2024

	Barnwell Industries, Inc. (Historical)	Pro Forma Adjustments	Barnwell Industries, Inc. Pro Forma as Adjusted
ASSETS
Current Assets:
Cash and cash equivalents	$1,957,000	(98,000)	$1,859,000
Accounts and other receivables	2,403,000	(428,000)	1,975,000
Assets held for sale	69,000	(69,000)
Note receivable		800,000	800,000
Other current assets	1,547,000	(608,000)	939,000
Total current assets	5,976,000	(403,000)	5,573,000
Assets for retirement benefits	5,002,000		5,002,000
Operating lease right-of-use assets	153,000		153,0000
Property and equipment:
Proved oil and natural gas properties, net	14,610,000		14,610,000
Drilling rigs and other property and equipment, net	269,000	(258,000)	11,000
Total property and equipment, net	14,879,000	(258,000)	14,621,000
Total assets	$26,010,000	(661,000)	$25,349,000

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,319,000	(25,000)	$1,294,000
Accrued capital expenditures	105,000		105,000
Accrued compensation	609,000	(77,000)	532,000
Accrued operating and other expenses	1,575,000	(307,000)	1,268,000
Current portion of asset retirement obligation	938,000		938,000
Other current liabilities	788,000	(585,000)	203,000
Total current liabilities	5,334,000	(994,000)	4,340,000
Operating lease liabilities	122,000		122,000
Liability for retirement benefits	1,921,000		1,921,000
Asset retirement obligation	7,237,000		7,237,000
Deferred income tax liabilities	91,000		91,000
Total liabilities	14,705,000	(994,000)	13,711,000
Commitments and contingencies
Equity:
Common stock, par value $0.50 per share; authorized, 40,000,000 shares: 10,221,434 issued at December 31, 2024	5,111,000		5,111,000
Additional paid-in capital	7,746,000		7,746,000
(Accumulated deficit) retained earnings	(1,322,000)	333,000	(989,000)
Accumulated other comprehensive income, net	2,036,000		2,036,000
Treasury stock, at cost: 167,900 shares at September 30, 2024	(2,286,000)		(2,286,000)
Total stockholders’ equity	11,285,000	333,000	11,618,000
Non-controlling interests	20,000		20,000
Total equity	11,305,000	333,000	11,638,000
Total liabilities and equity	$26,010,000	(661,000)	$25,349,000
See accompanying notes to the unaudited pro forma condensed combined financial statements

Barnwell Industries, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For Three Months Ended December 31, 2024

	Barnwell Industries, Inc. (Historical)	Pro Forma Adjustments	Barnwell Industries, Inc. Pro Forma as Adjusted
Revenues:
Oil and natural gas	$3,897,000		$3,897,000
Contract drilling	543,000	(543,000)
Gas processing and other	37,000		37,000
	4,477,000	(543,000)	3,934,000
Costs and expenses:
Oil and natural gas operating	2,496,000		2,496,000
Contract drilling operating	720,000	(720,000)
General and administrative	1,281,000	(118,000)	1,163,000
Depletion, depreciation, and amortization	928,000	(24,000)	904,000
Impairment of assets	613,000		613,000
Foreign currency loss	351,000		351,000
	6,389,000	(862,000)	5,527,000
Loss before equity in income of affiliates and income taxes	(1,912,000)	319,000	(1,593,000)
Equity in income of affiliates	-		-
Loss before income taxes	(1,912,000)	319,000	(1,593,000)
Income tax provision	7,000		7,000
Net loss	(1,919,000)	319,000	(1,600,000)
Less: Net earnings attributable to non-controlling interests	(2,000)		(2,000)
Net loss attributable to Barnwell Industries, Inc.	$(1,917,000)	319,000	$(1,598,000)
Basic and diluted net loss per common share attributable to Barnwell Industries, Inc. stockholders	$(0.19)		$(0.16)
Weighted-average number of common shares outstanding:
Basic and diluted	10,047,173		10,047,173
See accompanying notes to the unaudited pro forma condensed combined financial statement

1.    Description of the Disposition and Basis of Presentation

The Disposition

On March 14, 2025, Barnwell Industries, Inc. (“BII”) and Barnwell of Canada, Limited (“Barnwell Canada” and, collectively with BII, the “Sellers”), a subsidiary of BII, entered into a Stock Purchase Agreement with Denise Miyasato, Chad Arima and Eric Eldred (collectively the “Buyer”) whereby the Buyer acquired from the Sellers all of the shares of capital stock of Water Resources International, Inc. (the “Shares”) owned by the Sellers (the “Purchase Agreement”), hereafter referred to as the Transaction. Water Resources International, Inc. (“WRI”) explores and develops groundwater resources for government, commercial and private clients in Hawaii and conducts deep drilling and deep well pumping in Hawaii (the “Business”). The sale and purchase of the Shares (the “Transaction”) closed (the “Closing”) simultaneously with the execution and delivery of the Purchase Agreement by each of the parties thereto on March 14, 2025 (the “Closing Date”).

The aggregate purchase price for the Shares is $1,050,000 (the “Purchase Price”), which was paid at Closing by the Buyer as follows: an initial aggregate cash payment of $250,000 and the delivery of a promissory note with a principal amount of $800,000 to the Sellers (the “Promissory Note”). The principal payments on the Promissory Note are to be paid in installments on the following schedule:  May 15, 2025: $200,000; June 16, 2025: $150,000; July 15, 2025: $150,000; August 15, 2025: $150,000; and September 15, 2025: $150,000. The Promissory Note is secured by certain specified assets of WRI.

The Basis of Presentation

The unaudited pro forma condensed consolidated financial statements and related notes are prepared in accordance with Article 11 of Regulation S-X. While the historical consolidated financial statements reflect the Company’s past financial results, the pro forma condensed consolidated financial statements are included solely for informational purposes and are intended to illustrate how the Transaction might have affected the historical consolidated financial statements had it been completed earlier, as indicated herein:

• The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2024, as adjusted, gives effect to the Disposition Adjustments as if they had occurred or become effective on September 30, 2024;

• The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2024, as adjusted, gives effect to the Disposition Adjustments as if they had occurred or become effective on December 31, 2024;

• The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended September 30, 2024 and for the three months ended December 31, 2024, as adjusted, give effect to the Disposition Adjustments as if they had occurred or become effective on October 1, 2023.

The unaudited pro forma condensed consolidated financial statements Disposition Adjustments column presents adjustments for the removal of historical operations of the Divested Business and the addition of intercompany revenue and expense from continuing operations of the Company previously eliminated within consolidation to illustrate the separation and transfer of the operations, assets, and liabilities of the Company’s historical financial results in accordance with ASC 205 and ASC 360 to Buyer for each respective period.

The unaudited pro forma condensed consolidated financial statements do not project the Company’s future consolidated financial statements, nor are they intended to represent or indicate the actual consolidated financial statements that the Company would have had if the Transaction had occurred on the indicated dates. Furthermore, the unaudited pro forma condensed consolidated financial statements do not reflect the realization of any expected cost savings, synergies, or dis-synergies resulting from the Transaction, and they do not encompass all actions that the Company may undertake subsequent to the closing of the Transaction.

 2. Pro Forma Adjustments

Adjustments included in the Pro Forma Adjustments column in the accompanying unaudited pro forma condensed consolidated financial statements include the following:

Disposition Adjustments: Pro Forma Adjustments to historical financial results directly attributable to the Transaction in accordance with ASC 205. This reflects the separation of the discontinued operations, including the elimination of associated assets, liabilities, equity, and income (loss) attributable to the Transaction, that were included in the Company’s historical financial statements. In accordance with ASC 205, the amounts exclude general corporate overhead costs that were historically allocated to the Divested Business and do not meet the requirements to be presented in discontinued operations.

The adjustment to Cash and cash equivalents and Note receivable includes the pro forma impact of the Disposition as of September 30, 2024. The final sales price is subject to change based on adjustments to transaction costs and post-closing working capital adjustments. Thus, the final net cash proceeds and gain or loss on the Disposition will be determined subsequent to the closing of the Transaction and may differ from the adjustment.

For purposes of the Unaudited Pro Forma Condensed Consolidated Balance Sheet, the estimated pro forma loss on sale is recognized in Stockholders’ Equity based on the historical net carrying value as of September 30, 2024, of the Divested Business rather than as of the closing date of the Transaction. The final gain or loss on disposition will be calculated based on the final amount of consideration received, carrying value of the Divested Business at the closing date, and the finalization of the Company’s current fiscal period tax provision. As a result, the pro forma gain reflected herein may differ from the actual gain or loss on the Transaction recorded as of the closing date.

The estimated pro forma loss on disposal has not been reflected in the Unaudited Pro Forma Condensed Consolidated Statements of Operations, as this amount pertains to discontinued operations and does not have a continuing impact on the Company’s consolidated results.

Pro forma Disposition Adjustments Assuming at September 30, 2024
Net cash proceeds from the Transaction	$250,000
Note receivable from the Transaction	800,000
Total proceeds from the Transaction	1,050,000
Net assets of the Divested Business	(1,288,000)
Pre-tax loss on sale	(238,000)
Estimated income tax expense/benefit	-
Estimated after-tax loss on sale and adjustment to retained earnings	$(238,000)

Pro forma Disposition Adjustments Assuming at December 31, 2024
Net cash proceeds from the Transaction	$250,000
Note receivable from the Transaction	800,000
Total proceeds from the Transaction	1,050,000
Net assets of the Divested Business *	(1,303,000)
Pre-tax loss on sale	(252,000)
Estimated income tax expense/benefit	-
Estimated after-tax loss on sale	(252,000)
Adjustment to reflect $585,000 deposit on sale of drilling rig as gain on sale at time of Disposition*	585,000
Adjustment to accumulated deficit	$333,000

*The historical balance sheet at December 31, 2024 reflected the $585,000 deposit on the sale of a WRI drilling rig to a party other than the Buyer as a liability. However, the sale of the drilling rig by WRI was consummated in February 2025 and therefore the net assets sold to Buyer as of the Transaction date included the derecognition of the deposit liability and corresponding recognition of the gain on the sale of the drilling rig.